UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 26, 2009

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See description of Jeff Fillmore’s consulting agreement set forth under Item 5.02, which is incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2009 Jeff Fillmore resigned his positions as Chief Operating Officer of MPC Corporation and all of its affiliates (the “Company”).

On April 26, 2009, Jeff Fillmore and the Company entered into a consulting agreement. Under the consulting agreement, the Company may elect, at its discretion, to engage Mr. Fillmore to provide services.   Mr. Fillmore will receive compensation of $125 per hour and reimbursement of all reasonable expenses for any services rendered.

As previously announced, the Company filed bankruptcy and is in the process of liquidation.  It is not anticipated that there will be any distribution to equity holders in connection with the bankruptcy and liquidation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: April 30, 2009	By:	/s/ Curtis Akey
Curtis Akey
Vice President & Chief Financial Officer